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                                                                Exhibit 4.1(a)

                                 TRUST AGREEMENT

      This Trust Agreement, dated as of June 16, 1998 (the "Agreement"), is between American Honda Receivables Corp., a California corporation, as depositor (the "Depositor"), and The Bank of New York (Delaware), as trustee (the "Owner Trustee").

      In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. CREATION. There is hereby formed, in accordance with the Delaware Business Trust Act (12 Del C. Section 3801 ET SEQ.) (the "Delaware Act"), a trust to be known as the Honda Auto Receivables 1998-1 Owner Trust (the "Trust"), in which name the Owner Trustee may engage in the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust, and sue and be sued. The parties hereto intend that the Trust be a business trust under the Delaware Act and that this Agreement and any amendment or restatement thereof shall constitute the governing instrument of the Trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Delaware Act with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file or cause to be filed a certificate of trust in accordance with Section 3810 of the Delaware Act and substantially in the form attached hereto as Exhibit A.

      2. TRUST ASSETS. The Depositor hereby grants, conveys, transfers and assigns to the Trust, and the Owner Trustee hereby acknowledges receipt of, the sum of one thousand dollars ($1,000.00) which sum shall be the initial assets of the Trust.

      3. INDEMNIFICATION OF OWNER TRUSTEE. The Owner Trustee shall be indemnified and held harmless out of and to the extent of the assets of the Trust with respect to any loss, liability, claim, damage or expense incurred by the Owner Trustee arising out of or incurred in connection with the acceptance or performance by the Owner Trustee of the trusts and duties contained in this Agreement; provided, however, that the Owner Trustee shall not be indemnified or held harmless as to any such loss, liability, claim, damage or expense incurred by reason of the Owner Trustee's willful misconduct, bad faith or negligence.

      4. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may not at any time resign without the express written consent of the Depositor.

      5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                              AMERICAN HONDA RECEIVABLES CORP., as Depositor

                              By:         /s/ Y. Kohoma
                                    ----------------------------------------
                                    Name:     Y. Kohoma
                                    Title:    President


                              THE BANK OF NEW YORK (DELAWARE),
                               as Owner Trustee

                              By:        /s/ Cheryl L. Laser
                                    ----------------------------------------
                                             Cheryl L. Laser
                                         Assistant Vice President

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                                                                     EXHIBIT A

                          FORM OF CERTIFICATE OF TRUST

      This Certificate of Trust of Honda Auto Receivables 1998-1 Owner Trust (the "Owner Trust"), dated June__, 199_, is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a business under the Delaware Business Trust Act (12 DEL. CODE Section 3801 ET SEQ.).

      1. NAME. The name of the business trust formed hereby is Honda Auto Receivables 1998-1 Owner Trust.

      2. DELAWARE TRUSTEE. The name and business address of the trustee of the Owner Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration Department.

      3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                 THE BANK OF NEW YORK (DELAWARE),
                                 not in its individual capacity but solely as Owner Trustee.

                                 By:
                                     ----------------------------------------
                                                Cheryl L. Laser
                                            Assistant Vice President

                                      A-1